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                                                                    EXHIBIT 10.1

                      [SILVERADO LETTERHEAD APPEARS HERE]


$6,000,000                      PROMISSORY NOTE                  Tulsa, Oklahoma
                                                                  April 10, 1998

     FOR VALUE RECEIVED, the undersigned, SILVERADO FOODS, INC., promises to pay to the order of LAWRENCE AND CINDY FIELD, at Tulsa, Oklahoma, the principal sum of six million and 00/100 Dollars ($6,000,000.00), with interest thereon from the date hereof until maturity at a rate per annum of Bank One, Oklahoma N.A. prime plus 1 1/2%. Principal and accrued interest shall be payable monthly beginning May 10, 1998 with principal due at the earlier of August 31, 1998 or at the time of the sale of a substantial portion of the assets of Silverado Foods, Inc.

     This promissory note is a result of the note agreement between Lawrence Field, Cindy Field and Bank One, Oklahoma N.A. and the cancellation of the note agreement between Bank One, Oklahoma N.A. and Silverado Foods, Inc. in the amount of $6,000,000.

     Silverado Foods, Inc. recognizes that after this note is executed, Lawrence and Cindy Field will file a security interest in all trade receivables and inventories of Silverado Foods, Inc.

     If all or any portion of the indebtedness hereby evidenced is not paid when due, dissolution, insolvency, bankruptcy, receivership, or business failure of maker, endorser and guarantor hereof, the holder may, without notice or demand, declare this indebtedness to be immediately due and payable.

     The undersigned agrees that if, and as often as, this Note is placed in the hands of an attorney for collection or to defend or enforce any of the holder's rights hereunder or under any instruments securing payment of this Note, the undersigned will pay to the holder its reasonable attorney's fees and all court costs and other expenses incurred in connection therewith.

     This Note is to be construed according to the laws of the State of Oklahoma.


By: /s/ Lawrence Field                      By: /s/ Dorvin D. Lively
    -----------------------------               --------------------------------
    LAWRENCE FIELD                              DORVIN D. LIVELY,
                                                Chief Financial Officer
                                                SILVERADO FOODS, INC.

Date: April 10, 1998                    Date: April 10, 1998
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By: /s/ Cindy Field
    -----------------------------
    CINDY FIELD

Date: April 10, 1998
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